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                                                                  Exhibit 4.8

                           [Letterhead of Ernst & Young]

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in the Form F-8 Registration Statement (the "Registration Statement") of Great-West Lifeco Inc. (the "Company") of our report dated February 4, 2003 on the Consolidated Balance Sheets of Canada Life Financial Corporation and the Consolidated Statements of Net Assets of its Segregated Funds as at December 31, 2002 and 2001 and the Consolidated Statements of Net Income, Equity, Cash Flows and Changes in Segregated Funds for each of the years in the three-year period ended December 31, 2002. We further consent to the incorporation by reference in the Registration Statement of our report that is incorporated by reference in the Canada Life Financial Corporation Management Proxy Circular and the Canada Life Financial Corporation Renewal Annual Information Form dated March 22, 2003.


March 25, 2003                                           /s/ ERNST & YOUNG LLP
Toronto, Canada                                              Ernst & Young LLP